Exhibit 99.1

Rapid Micro Biosystems Announces Appointment of Inese Lowenstein to Board of Directors

LOWELL, Mass., Dec. 23, 2021 (GLOBE NEWSWIRE) -- Rapid Micro Biosystems, Inc. (Nasdaq: RPID) (the “Company”), an innovative life sciences technology company providing mission critical automation solutions to facilitate the efficient manufacturing and fast, safe release of healthcare products, is pleased to welcome Inese Lowenstein to its Board of Directors.

“We are very excited to welcome Inese, an experienced Life Science business leader in the STEM (science, technology, engineering and mathematics) field to our board of directors,” said President and Chief Executive Officer, Robert Spignesi. “She has held leadership positions at Danaher Corporation (“Danaher”), SCIEX, Merck KGaA, and EMD Millipore and has a track record of delivering strong results by building highly performing teams and driving commercial execution, customer-focused innovation, and strategic M&A. Her passion for creating engaged and inclusive corporate culture and her deep expertise in the life sciences industry will be invaluable as we pursue our vision of becoming the trusted standard in the global microbial quality control (MQC) marketplace.”

“I am honored to join the board at Rapid Micro Biosystems and excited to be part of a growing team developing technology solutions that support the quality manufacturing of pharmaceutical products,” said Lowenstein.

Lowenstein has been at Danaher for five years, currently serving in a part time role as Senior Talent Advisor. Prior to her current role, she was President of SCIEX, a Danaher company, where she enhanced the organization’s innovation and commercial execution capabilities. Lowenstein has over 20 years of cross-industry and international experience and a strong leadership background in sales, marketing, product management and general management. Prior to prior to joining Danaher, she held roles of increasing responsibility at Merck KGaA and EMD Millipore, most recently as Executive Vice President, Head of Display Materials Business Unit.

About Rapid Micro Biosystems

Rapid Micro Biosystems is an innovative life sciences technology company providing mission critical automation solutions to facilitate the efficient manufacturing and fast, safe release of healthcare products such as biologics, vaccines, cell and gene therapies, and sterile injectables. The Company’s flagship Growth Direct System automates and modernizes the antiquated, manual microbial quality control (“MQC”) testing workflows used in the largest and most complex pharmaceutical manufacturing operations across the globe. The Growth Direct System brings the quality control lab to the manufacturing floor, unlocking the power of in-line/at-the-line MQC automation to deliver faster results, greater accuracy, increased operational efficiency, better compliance with data integrity regulations, and quicker decision making, that customers rely on to ensure safe and consistent supply of important healthcare products. The Company is headquartered and has U.S. manufacturing in Lowell, Massachusetts, with global locations in Switzerland, Germany, and the Netherlands. For more information, please visit www.rapidmicrobio.com or follow the company on Twitter at @rapidmicrobio or on LinkedIn.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements relating to the Company’s expected future growth and the adoption of the Company's Growth Direct MQC platform; and the anticipated contribution of the members of the board of directors to our operations and progress.

In some cases, you can identify forward-looking statements by terminology such as “outlook,” “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements involve known and unknown risks, uncertainties and assumptions which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement, including, but not limited to, the impact of the pandemic related to COVID-19 and its variants on our business and operations, including placements and validation of new systems; our significant losses since inception; our need to raise additional capital to fund our existing operations; risks related to our revenue historically being primarily generated from sales of our Growth Direct platform, proprietary consumables and laboratory information management system connection software; our ability to manage our future growth effectively; our limited experience in marketing and sales; our need to develop new products and adapt to technological changes; our ability to establish and maintain our position as a leading provider of automated microbial quality control testing; our ability to maintain our manufacturing facility; risks related to third-parties; our ability to retain key management and other employees; risks related to regulatory matters; risks related to our intellectual property; risks related to supply chain disruptions and the impact of inflation; and the other important factors outlined under the caption “Risk Factors” in our prospectus dated July 14, 2021, filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b), as such factors may be updated from time to time in our other filings with the SEC, which are available on the SEC's website at www.sec.gov and the Investor Relations page of our website at https://investors.rapidmicrobio.com. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this press release to reflect changes since the date of this press release, except as may be required by law.

Contacts

Media:
media@rapidmicrobio.com

Investors:
Michael Beaulieu

investors@rapidmicrobio.com